UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 10, 2024, AIM ImmunoTech Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 1. Also on December 10, 2024, the Company issued the following materials, copies of which are attached hereto as Exhibit 2.

Forward Looking Statements

The materials attached contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the materials attached hereto. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Exhibit 1

Glass Lewis Recommends AIM ImmunoTech Shareholders Vote “FOR” Company Nominees Nancy K. Bryan, Thomas K. Equels and Dr. William M. Mitchell

Both Leading Independent Proxy Advisory Firms – ISS and Glass Lewis – Conclude That Activist Group’s Plan Lacks Detail and Does Not Justify Control of the Board

ISS and Glass Lewis Both Recommend Against the Election of Activist Group Nominees Todd A. Deutsch and Robert L. Chioini, with Glass Lewis Also Recommending Against the Election of Paul W. Sweeney

Company Urges Shareholders to Safeguard AIM by Voting “FOR” ALL Four of the Board’s Incumbent Candidates on the WHITE Universal Proxy Card and Discarding Any Proxy Materials Received from the Activist Group

OCALA, Fla., December 10, 2024 — AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that independent proxy advisory firm Glass, Lewis & Co., LLC (“Glass Lewis”) has recommended that shareholders vote “FOR” Company nominees Nancy K. Bryan, Thomas K. Equels and Dr. William M. Mitchell at the upcoming 2024 Annual Meeting of Stockholders (the “Annual Meeting”), presently scheduled for December 17, 2024.

In reaching its recommendation against giving the activist investors’ (the “Activist Group”) nominees control of the AIM Board of Directors (the “Board”), Glass Lewis noted the following: 1

●	“…the [Activist Group’s] presented plan lacks substantive detail. For instance, it does not provide for a particular clinical strategy and relies on a full review of Ampligen’s indications to define such strategy, lacks a clear view on the Company’s management going forward, and does not indicate the less dilutive and less expensive financing options that may be available to the Company.”

●	“… we do not believe the Dissident Group presented a fully qualified board slate of candidates to justify shareholder support of all four nominees.”

Glass Lewis also pointed out Activist Group nominee Robert L. Chioini’s poor track record:

●	“We believe the board raised valid concerns regarding Mr. Chioini’s record at Rockwell Medical, including failing to execute the go-to-market strategy for its product. As discussed in our proxy paper for Rockwell Medical’s meeting held on June 01, 2017 (i.e., approximately one year prior to Mr. Chioini’s termination), the entity under his leadership has failed to deliver on promises of a strong sales stream, despite the multi-year presence of two marketable products, and was underperforming relative to its peers in terms of TSRs.”

1 Permission to quote Glass Lewis was neither sought nor obtained. Emphasis added.

1

Dr. William M. Mitchell, Chairman of the Board, stated:

“We appreciate Glass Lewis’s support for the election of three of our nominees, Nancy K. Bryan, Thomas K. Equels and myself. Two leading independent proxy advisory firms have now recommended against giving the Activist Group control of AIM’s Board, citing the clear lack of detail in their plan for AIM and concerns with the backgrounds of their nominees. While we are grateful for this support, we disagree with Glass Lewis’s conclusion regarding AIM director Stewart Appelrouth. We firmly believe Mr. Appelrouth brings financial and regulatory expertise that is critical to AIM’s success as we work to position the Company for upcoming clinical milestones. We encourage investors to vote for all four of our directors and help us maintain our momentum to deliver value for patients and shareholders.”

AIM encourages shareholders to vote “FOR” ALL four of the Board’s incumbent candidates – Stewart L. Appelrouth, Nancy K. Bryan, Thomas K. Equels and Dr. William M. Mitchell – in connection with the Annual Meeting, on the WHITE universal proxy card.

For more information on how to vote, visit: www.SafeguardAIM.com.

***

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

2

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908-824-0775

AIM@jtcir.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

AIM@longacresquare.com

3

Exhibit 2

AIM ImmunoTech
@AimImmuno

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